Exhibit 10.41

Execution Version

June 1, 2015

Admiral A Holding L.P.
TE Admiral A Holding L.P.
Colt Admiral A Holding L.P.
600 Travis Street, Suite 7200
Houston, TX 77002
Attention: Dash Lane
Facsimile: (713) 583-9430

Re: Amendment No. 2 to Participation Agreement (the “Second Amendment”)

Reference is made to that certain Participation Agreement (as amended by that certain letter agreement dated April 17, 2014 and from time to time, the “PA”), dated as of July 31, 2013, between EXCO Operating Company, LP, a Delaware limited partnership (“EOC”), Admiral A Holding L.P., a Delaware limited partnership (“Admiral A”), and Admiral B Holding L.P., a Delaware limited partnership (“Admiral B”). Pursuant to (a) that certain assignment dated effective January 1, 2014, Admiral A assigned, among other assets, 3.19529% of its interest in and to the PA to TE Admiral A Holding L.P., a Delaware limited partnership (“Admiral TE”) and 50.00000% of its interest in and to the PA to Colt Admiral A Holding L.P., a Delaware limited partnership (“Admiral Colt”) and (b) that certain Certificate of Merger dated effective July 1, 2014, Admiral Colt merged with and into Admiral B with Admiral Colt being the sole-surviving entity. EOC, Admiral A, Admiral TE and Admiral Colt, may be referred to herein collectively as the “Parties” or individually as a “Party.” Unless otherwise noted, capitalized terms used but not defined in this Second Amendment shall have the meaning set forth in the PA.
Pursuant to this Second Amendment, the Parties intend to set forth their agreement to, among other things, (a) jointly participate in the acquisition of those certain oil and gas leases set forth on Annex A-1 attached hereto (EOC’s interest in and to such oil and gas leases as of the date hereof, the “Existing Acquired Leases”) on a 50/50 basis with each other, (b) jointly participate in the drilling, testing, completing and equipping of the Approved Affected Wells (defined below) on a 50/50 basis (to the extent of the Parties’ collective jointly-owned Working Interest in the Existing Acquired Leases and Area 1 Leases contributing to such Approved Affected Well) with each other, (c) provide that the Affected Wells (defined below) will not be included in the Offer Wells or otherwise subject to Article 6 of the PA, (d) memorialize the approval of the 2015 Development Plan (defined below) and (e) clarify certain matters relating to the EXCO Offer process under Article 6 of the PA.
NOW, THEREFORE, in consideration of the mutual agreements herein, the benefits to be derived by the Parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows as of the date hereof (the “Effective Date”):
1.Amendments to PA.
(a)The following definitions shall be added in alphabetical order to Article 1 of the PA:
“Affected Well” means any Well located on an Existing Acquired Lease or lands pooled or unitized therewith, including those Wells set forth on Annex A-2 to Amendment No. 2 to Participation Agreement.
“Approved Affected Well” means an Affected Well in which the KKR Parties have Elected to participate.
“Complete Development” means such time as no additional Wells may be proposed by EXCO that satisfy the Qualifying Well Criteria (excluding subclause (g) and (h) of the definition of Qualifying Well Criteria, and any requirement that the Well be included in a Next Quarter Detail Plan).
“Dispute Notice” has the meaning set forth in Section 6.9(a).
“Existing Acquired Leases” has the meaning set forth in the preamble of Amendment No. 2 to Participation Agreement.
“Working Capital” means (i) accrued revenue not yet paid to the KKR Parties, less (ii) costs incurred but not yet paid by the KKR Parties (each of (i) and (ii) as of the Transfer Effective Date), in each case with respect to the KKR Parties’ interest in each Well included in an EXCO Offer, First Year Retained Well Offer or Retained Well Offer, as applicable.
(b)The following definitions in Article 1 of the PA shall be deleted and replaced in their entirety with the following:
“Approved Outside Well” means an Approved Non-Core Well, an Approved Farmout Well or an Approved Affected Well, as the context requires.
“Area 1 Development Period” means the period from the Closing Date until the first to occur of (i) the fifth anniversary of the Closing Date and (ii) such time as EXCO has Drilled, Completed and Equipped (or participated with a Third Party, so long as EXCO is the operator, to Drill, Complete and Equip) the lesser of (a) 240 Wells on the Area 1 Leases and (b) the number of Wells Drilled, Completed and Equipped upon Complete Development.
“Area 1 Well” means any Well located on an Area 1 Lease, other than an Existing Well or an Affected Well.
“Offer Well” means, as of the date of determination, any Approved Well that (i) has commenced production of oil at least 365 days prior to such date or (ii) the Drilling Parties have agreed to plug and abandon.
“Outside Leases” means, collectively, (i) the Outside Non-Core Leases, (ii) the Farmout Leases and (iii) the Existing Acquired Leases.
“Outside Well” means, a Non-Core Well, a Farmout Well or an Affected Well, as the context requires.
(c)the following clause shall be deleted in its entirety from the parenthetical at the end of Recital E of the PA:
“and together with the Outside Non-Core Leases, the “Outside Leases””
(d)the following clause shall be added in numerical order to the definition of KKR Share:
“(v) for an Approved Affected Well, 100% of the KKR Parties’ right, title and interest in and to such Approved Affected Well (after giving effect to the assignment contemplated by Section 2(b) of Amendment No. 2 to Participation Agreement)”
(e)the following clause shall be deleted in its entirety from the parenthetical in Section 4.2(c) of the PA:
“and each of an Approved Farmout Well and an Approved Non-Core Well, an “Approved Outside Well””
(f)the last sentence of Section 7.3(a) of the PA shall be deleted and replaced in its entirety with the following:
“The Parties shall execute and deliver the applicable documents and take such other actions as shall be reasonably required to accomplish the transfer within 15 Business Days after the Non-Acquiring Party’s exercise of its option.”
2.Existing Acquired Leases.
(a)    The Parties acknowledge and agree that (i) EOC has acquired the Existing Acquired Leases; (ii) the aggregate costs and expenses associated with acquisition of the Existing Acquired Leases are $1,603,976.56 (the “Acquisition Costs”); (iii) the KKR Parties are responsible for 50% of the Acquisition Costs (the “KKR Payment”) and, upon payment of such Acquisition Costs, shall be entitled, collectively, to an undivided 50% of the Existing Acquired Leases (such undivided 50% of the Existing Acquired Leases, the “KKR Existing Acquired Leases”); (iv) upon the assignment to the KKR Parties of the KKR Existing Acquired Leases, the Existing Acquired Leases shall be Outside Leases for purposes of the PA; and (v) for the avoidance of doubt, the Existing Acquired Leases are not Acquired Interests and are not subject to Article 7 of the PA.
(b)    Within 10 Business Days following the execution of this Second Amendment, the KKR Parties shall pay the KKR Payment to EOC in cash by wire transfer of immediately available funds and within 15 Business Days of receipt of such funds, EOC shall execute, acknowledge and deliver to the KKR Parties an assignment of the KKR Existing Acquired Leases, substantially in the form attached hereto as Annex B (an “Acquired Lease Assignment”), which assignment will entitle each KKR Party to its Proportionate Share of the KKR Existing Acquired Leases.
(c)    EOC agrees to reasonably cooperate in good faith with the KKR Parties to the extent the KKR Parties elect to conduct additional title or environmental diligence on the Existing Acquired Leases; provided that any such additional title or environmental diligence shall be at the sole cost and expense of the KKR Parties.
3.Participation in Affected Wells. The Parties agree that the KKR Parties will have the right to participate in the drilling, testing, completing and equipping of each Affected Well with EOC on a 50/50 basis (to the extent of the Parties’ collective jointly-owned Working Interest in the Existing Acquired Leases and Area 1 Leases contributing to such Affected Well) and that the Affected Wells shall not be considered Offer Wells under the PA or otherwise subject to Article 6 of the PA. The Parties further agree that the KKR Parties will have the right to propose wells on the Existing Acquired Leases.
4. 2015 Development Plan.
(a)    Each Drilling Party has authorized and approved the Development Plan attached hereto as Annex C for Operations to be performed by EXCO during the calendar year 2015 (the “2015 Development Plan”).
(b)    Notwithstanding anything to the contrary in the PA, EXCO shall be excused from its obligations under Section 5.4(b)(i) of the PA and Section 5.4(b)(ii)(B) of the PA from January 1, 2015 to December 31, 2015. For the avoidance of doubt, the period of four consecutive Quarters referenced in Section 5.4(b)(i) of the PA and Section 5.4(b)(ii)(B) of the PA shall commence on January 1, 2016 and, in no case will EXCO be deemed in breach thereof unless and until it fails to satisfy such obligations by January 1, 2017.
5.Right to Retain. The Parties acknowledge and agree that Section 6.6 of the PA shall be amended to add “or a First Year Retained Well Offer” following each instance of “Retained Well Offer” therein.
6.Offer Prices. The Parties acknowledge and agree that, for each EXCO Offer, First Year Retained Well Offer or Retained Well Offer, the “Oil Pricing” and “Gas Pricing” set forth on Exhibit H to the PA shall be determined as of the last day of the Quarter immediately prior to the date such EXCO Offer, First Year Retained Well Offer or Retained Well Offer, as applicable, is made by EXCO.
7.Fair Market Value. The Parties acknowledge and agree that the “Fair Market Value” for each Offer Well included in an EXCO Offer, First Year Retained Well Offer or Retained Well Offer shall be increased or decreased, as applicable, by an amount equal to the Working Capital for such Wells. The Working Capital estimate will be expressly identified for each Offer Well included in an EXCO Offer, First Year Retained Well Offer or Retained Well Offer.
8.Fair Market Value Dispute Period.
(a)    The Parties acknowledge and agree that the second and third sentences of Section 6.9(a) of the PA shall be deleted in their entirety and replaced with the following:
“Within 15 Business Days of receipt of an EXCO Offer, First Year Retained Well Offer or Retained Well Offer, the KKR Parties may deliver a notice of dispute of the determination of Fair Market Value included in such EXCO Offer, First Year Retained Well Offer or Retained Well Offer or the classification of specific Offer Well(s) or Retained Well(s) pursuant to Section 6.1 (each such notice, a “Dispute Notice” and each matter in dispute subject to a Dispute Notice, a “Disputed Matter”) to EXCO and a petroleum engineer (with at least 10 years’ experience in petroleum reserve matters in Texas) at the petroleum engineering firm DeGolyer and MacNaughton, or such other Person as the Parties may mutually select (the “Reserve Engineer”).”
(b)    The Parties acknowledge and agree that the second sentence of Section 6.9(b) of the PA shall be deleted in its entirety and replaced with the following:
“The Drilling Parties shall each present to the Reserve Engineer, with a simultaneous copy to the other Drilling Party, a single written statement of its position on the Disputed Matter, together with a copy of this Agreement and any supporting material that such Drilling Party desires to furnish, no later than 10 Business Days after submission of the Dispute Notice to the Reserve Engineer.”
(c)    The Parties acknowledge and agree that the fifth sentence of Section 6.9(b) of the PA shall be deleted in its entirety and replaced with the following:
“Within 30 days following the earlier to occur of (i) submission of such written statements to the Reserve Engineer and (ii) expiration of the 10 Business Day period to submit such written statements to the Reserve Engineer, applying the principles set forth in this Section 6.9(b) and this Agreement (including the criteria set forth in Exhibit H), the Reserve Engineer shall make its own determination of the Disputed Matter.”
9.Transfer of Offer Wells. The Parties acknowledge and agree that the last sentence of Section 6.7(a) of the PA shall be amended to add “, First Year Retained Well Offer” following “EXCO Offer” therein.
10.Offer Final Settlement. The Parties acknowledge and agree that Section 6.7 of the PA shall be amended by adding the following provisions as Sections 6.7(d) through 6.7(h):
(d)“Subject to the following sentence, the KKR Parties shall have the benefit from and the obligation for, including with regard to revenues and costs and expenses, the Transferred Offer Wells (defined below) prior to the Transfer Effective Date; and EXCO shall have the benefit from and the obligation for, including with regard to revenues and costs and expenses, (i) the Transferred Offer Wells from and after the Transfer Effective Date and (ii) the revenue received and costs and expenses paid that are included in the finally determined Working Capital; provided that clause (ii) shall not be construed to limit the KKR Parties’ right to receive adjustments to the Fair Market Value in accordance with Section 6.7(g). For the avoidance of doubt, the revenues received by the KKR Parties or EXCO and costs and expenses paid by the KKR Parties or EXCO pursuant to the preceding sentence shall be without duplication of the finally determined Working Capital (which shall be governed by Section 6.7(g)). If, following determination of the Agreed Final Offer Statement (defined below), in each case with respect to the Transferred Offer Wells, (A) any Party receives revenues belonging to the other, then such Party shall pay such amount within 10 Business Days of receipt over to the proper Party, (B) any Party pays any monies for expenses that are the obligation of the other Party, then such other Party shall, within 10 Business Days after receipt of the applicable invoice and proof of payment of such invoice, reimburse the Party that paid such expenses, (C) a Party receives an invoice of an expense or obligation that is owed by the other Party, such Party receiving the invoice shall promptly forward such invoice to the Party obligated to pay the same, or (D) an invoice or other evidence of an obligation is received by a Party that is partially an obligation of both EXCO and the KKR Parties, then the Parties shall consult with each other, and each shall promptly pay its portion of such obligation to the obligee.
(e)On or before 90 days after the date on which the KKR Parties Transfer all of the KKR Parties’ right, title and interest in and to the Offer Wells (subject to the KKR Right to Retain, if exercised) with respect to which the KKR Parties accepted or were deemed to have accepted a Subject Offer (as defined below) relating thereto (such interest in and to such Offer Wells, the “Transferred Offer Wells”), EXCO shall prepare and deliver to the KKR Parties, a final offer statement setting forth the final EXCO Offer, First Year Retained Well Offer or Retained Well Offer, as applicable, in each case with respect to the Transferred Offer Wells (such Offer, the “Subject Offer”) as of the last day of the Quarter immediately prior to the date of such Subject Offer that sets forth the actual value of the Working Capital for such Transferred Offer Wells (including all finally determined revenues and expenses) included in such Subject Offer (the “Final Offer Statement”). The Final Offer Statement shall become final and binding upon the Parties on the date (the “Final Offer Settlement Date”) that is 30 days following the KKR Parties’ receipt of such Final Offer Statement unless the KKR Parties deliver a written exception report containing any changes the KKR Parties propose to be made to the Final Offer Statement prior to such Final Offer Settlement Date (a “Settlement Dispute Notice”). Any changes not included in the Settlement Dispute Notice with respect to the Working Capital shall be deemed waived, and EXCO’s determinations with respect to all such elements of the Final Offer Statement that are not addressed in the Settlement Dispute Notice shall prevail; provided that nothing herein shall be construed to limit the rights of the KKR Parties under Section 6.7(c). If the KKR Parties deliver a Settlement Dispute Notice, as soon as reasonably practicable, but in no event later than 15 days after EXCO receives the Settlement Dispute Notice, the Parties will meet and undertake to agree on the amounts included in the Final Offer Statement.
(f)If the Parties fail to agree on the Final Offer Statement within 15 days after EXCO’s receipt of a Settlement Dispute Notice, then the matters that remain in dispute (and only such matters) may be submitted to Ernst and Young LLC or such other accounting firm as may be mutually agreed by the Parties (such accounting firm, the “Accounting Arbitrator”), together with the Settlement Dispute Notice, the Final Offer Statement, this Agreement and any other documentation the Parties desire to submit. The Parties shall instruct the Accounting Arbitrator that, within 20 Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing either EXCO’s position or the KKR Parties’ position with respect to each matter addressed in any Settlement Dispute Notice, whichever is most accurate based on the terms of this Agreement and the materials described above. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on the Parties and will be enforceable against each of the Parties in any court of competent jurisdiction. The costs of such Accounting Arbitrator shall be borne one-half by EXCO and one-half by the KKR Parties. The Final Offer Statement determined by the Accounting Arbitrator pursuant to this Section 6.7(f) shall be final and binding on the Parties. The Accounting Arbitrator shall be authorized to resolve only the specific disputed aspects of the Final Offer Statement submitted by the Parties as provided above and may not award damages, interest or penalties to any Party with respect to any matter.
(g)Once the Final Offer Statement has been agreed (or deemed agreed) by the Parties pursuant to Section 6.7(e) or determined by the Accounting Arbitrator pursuant to Section 6.7(f) (such agreed or finally determined Final Offer Statement, the “Agreed Final Offer Statement”), then within five Business Days of such agreement (or deemed agreement) or final determination, as applicable, EXCO or the KKR Parties shall pay the amounts required, if any, under this Section 6.7(g). Notwithstanding anything herein to the contrary, the Parties shall calculate separate adjustments under this Section 6.7(g) for (i) the collective grouping of Committed Wells included as Transferred Offer Wells and (ii) each individual Uncertainty Well included as a Transferred Offer Well.

(i)
If the Fair Market Value of the Transferred Offer Wells (A) in the EXCO Offer or First Year Retained Well Offer, as applicable, equaled or exceeded the Drilling Capital Return Amount and (B) in the Agreed Final Offer Statement for such EXCO Offer or First Year Retained Well Offer, as applicable, equaled or exceeded the Drilling Capital Return Amount, then (I) if the Fair Market Value in the Agreed Final Offer Statement is greater than the Fair Market Value in the EXCO Offer or First Year Retained Well Offer, as applicable, EXCO shall pay to each KKR Party an amount equal to 66.6667% of its Proportionate Share of such difference and (II) if the Fair Market Value in the Agreed Final Offer Statement is less than the Fair Market Value in the EXCO Offer or First Year Retained Well Offer, as applicable, each KKR Party shall pay to EXCO an amount equal to 66.6667% of its Proportionate Share of such difference.

(ii)
If the Fair Market Value of the Transferred Offer Wells (A) in the EXCO Offer or First Year Retained Well Offer, as applicable, equaled or exceeded the Drilling Capital Return Amount and (B) in the Agreed Final Offer Statement for such EXCO Offer or First Year Retained Well Offer, as applicable, is less than the Drilling Capital Return Amount, then the KKR Parties may, in their sole discretion, elect:

(1)
to have EXCO retain the Transferred Wells included in such EXCO Offer or First Year Retained Well Offer, as applicable, and each KKR Party shall pay to EXCO an amount equal to its Proportionate Share of the amounts received by the KKR Parties in such EXCO Offer or First Year Retained Well Offer for such Transferred Offer Wells in excess of the Fair Market Value in the Agreed Final Offer Statement; or

(2)
to receive re-assignment of the Transferred Wells included in such EXCO Offer or First Year Retained Well Offer, as applicable (the “KKR Right to Unwind”); provided that if the KKR Parties elect to exercise the KKR Right to Unwind, then EXCO may elect within 10 Business Days to retain the KKR Parties’ interest in such Transferred Offer Wells. If EXCO elects to retain the KKR Parties’ interest, then each KKR Party shall retain the Drilling Capital Return Amount for such Transferred Offer Wells and shall pay to EXCO an amount equal to its Proportionate Share of the amounts received by the KKR Parties in such EXCO Offer or First Year Retained Well Offer for such Transferred Offer Wells in excess of the Drilling Capital Return Amount.

(iii)
If the Fair Market Value of the Transferred Offer Wells in the EXCO Offer or First Year Retained Well Offer was below the Drilling Capital Return Amount, but EXCO elected (in its sole discretion) to exercise its right to purchase such Transferred Offer Wells for the Drilling Capital Return Amount in accordance with Section 6.4, then EXCO shall pay to each KKR Party 66.6667% of the positive difference, if any, between (A) the Fair Market Value set forth in the Agreed Final Offer Statement and (B) the Drilling Capital Return Amount. For the avoidance of doubt, no payment will be required by the KKR Parties under this clause (iii) in the event the Fair Market Value in the Agreed Final Offer Statement is less than the Fair Market Value in the EXCO Offer or First Year Retained Well Offer, as applicable.

(iv)
If the Fair Market Value of the Transferred Offer Wells in the EXCO Offer or First Year Retained Well Offer was below the Drilling Capital Return Amount and the KKR Parties accepted (in their sole discretion) EXCO’s offer, then (A) if the Fair Market Value in the Agreed Final Offer Statement is greater than the Fair Market Value in the EXCO Offer or First Year Retained Well Offer, as applicable, EXCO shall pay to each KKR Party the positive difference between (I) the Fair Market Value in the Agreed Final Offer Statement and (II) the Fair Market Value in the EXCO Offer or First Year Retained Well Offer, as applicable; provided that EXCO shall only be required to pay to each KKR Party 66.6667% of such difference in excess of the Drilling Capital Return Amount; and (B) if the Fair Market Value in the Agreed Final Offer Statement is less than the Fair Market Value in the EXCO Offer or First Year Retained Well Offer, as applicable, each KKR Party shall pay its Proportionate Share of the difference between (I) the Fair Market Value in the Agreed Final Offer Statement and (II) the Fair Market Value in the EXCO Offer or First Year Retained Well Offer, as applicable.

(v)
If the Fair Market Value of the Transferred Offer Wells in a Retained Well Offer is different than the Fair Market Value set forth in the Agreed Final Offer Statement, then (A) if the Fair Market Value in the Agreed Final Offer Statement is greater than the Fair Market Value in the Retained Well Offer, EXCO shall pay to each KKR Party an amount equal to its Proportionate Share of such difference and (B) if the Fair Market Value in the Agreed Final Offer Statement is less than the Fair Market Value in the Retained Well Offer, each KKR Party shall pay to EXCO an amount equal to its Proportionate Share of such difference.

(h)With respect to the Transferred Offer Wells in any EXCO Offer or First Year Retained Offer, if the KKR Parties are entitled to and do elect to exercise the KKR Right to Unwind and EXCO does not elect to retain the KKR Parties’ interest in accordance with Section 6.7(g), then within 15 Business Days following such election, EXCO shall Transfer to each KKR Party, by conveyance with a special warranty by, through and under EXCO and its Affiliates in substantially the form attached hereto as Exhibit P, the KKR Share of EXCO’s right, title and interest in and to such Transferred Offer Wells, effective as of the Transfer Effective Date. Contemporaneously with the delivery of such conveyance, each KKR Party shall pay to EXCO an amount equal to its Proportionate Share of (i) the amount received by the KKR Parties in such EXCO Offer or First Year Retained Well Offer for such Transferred Offer Wells, less (ii) the positive difference between (A) the KKR Share of all proceeds attributable to such Transferred Offer Wells attributable to the period from and after the Transfer Effective Date that have not been paid to the KKR Parties and (B) the KKR Share of expenses for such Transferred Offer Wells incurred from and after the Transfer Effective Date not yet paid by the KKR Parties.”
11.Incorporation by Reference. The Parties agree that the provisions of Section 12.1 of the PA, Section 14.2 of the PA, Section 14.3 of the PA, Section 14.4 of the PA, Section 14.5 of the PA, Section 14.6 of the PA, Section 14.10 of the PA, Section 14.20 of the PA and Section 14.22 of the PA are incorporated herein mutatis mutandis.
12.Miscellaneous. All other terms and conditions of the PA not modified by this document shall remain in full force and effect. This document may be executed in multiple counterparts, each of which shall be combined to constitute an original document.
[signature page follows]

The Parties hereby agree to amend the PA effective as of the Effective Date, as described above.

EXCO OPERATING COMPANY, LP
By: EXCO Partners OLP GP, LLC, its general partner

By:    /s/ Richard Burnett
Name:    Richard Burnett
Title:    CFO

ADMIRAL A HOLDING L.P.
By: Admiral A Holding GP LLC, its general partner

By:    /s/ David Rockecharlie
Name:    David Rockecharlie
Title:    Vice President

TE ADMIRAL A HOLDING L.P.

By: TE Admiral A Holding GP LLC, its general partner

By:    /s/ David Rockecharlie
Name:    David Rockecharlie
Title:    Vice President

COLT ADMIRAL A HOLDING L.P.

By: Colt Admiral A Holding GP LLC, its general partner

By:    /s/ David Rockecharlie
Name:    David Rockecharlie
Title:    Vice President

With copies to:	RPM Energy Management LLC 600 Travis Street, Suite 7225 Houston, Texas 77002 Attention: Land Department Email: admiral_notices@rpm-energy.com	Kirkland & Ellis LLP 600 Travis Street, Suite 2400 Houston, TX 77002 Attention: Anthony Speier, P.C. Facsimile: (713) 835-3601